Exhibit 1.1

Execution Copy

NAVISTAR INTERNATIONAL CORPORATION

$250,000,000

7-1/2% Senior Notes due 2011

Underwriting Agreement

May 26, 2004

J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
as Representatives of the
several Underwriters listed
in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Navistar International Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $250,000,000 aggregate principal amount of its 7-1/2% Senior Notes due 2011 (the “Securities”).  The Securities will be issued pursuant to a supplemental indenture, to be dated as of June 2, 2004 (the “Supplemental Indenture”), among the Company, International Truck and Engine Corporation, as guarantor (the “Guarantor”) and BNY Midwest Trust Company, as trustee (the “Trustee”), to the base indenture, to be dated as of June 2, 2004, among the Company, the Guarantor and the Trustee and substantially in the form of Exhibit 4.3 to the registration statement on Form S-3 (File No. 333-112966) filed by the Company and the Guarantor (the “Base Indenture,” as supplemented and amended by the Supplemental Indenture, the “Indenture”).  These Securities will be fully and unconditionally guaranteed on a senior unsecured basis by the guarantee of the Guarantor (the “Guarantee”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.  Registration Statement.  The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-112966), relating to, among other things, certain debt securities (the “Shelf Securities”) to be issued from time to time by the Company.  The Company and the Guarantor also have filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act, a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) together with the prospectus covering the Shelf Securities.  The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” and the related prospectus included in the Registration Statement at the time of its effectiveness is hereinafter referred to as the “Basic Prospectus”.  The Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Securities is hereinafter referred to as the “Prospectus”.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

2.  Purchase of the Securities by the Underwriters.  (a)  The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.699% of the principal amount thereof plus accrued interest, if any, from June 2, 2004 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on June 2, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.  Representations and Warranties of the Company and the Guarantor.  The Company and the Guarantor, jointly and severally, represent and warrant to each Underwriter that:

(a) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representations and warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in any preliminary prospectus.

(b) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and as of the applicable effective date as to the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or on behalf by such Underwriter through the Representatives expressly for use therein.

(c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable.  The audited financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries and the results of their respective operations and the changes in their respective consolidated cash flows, as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the unaudited consolidated financial statements and the related notes thereto included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates and for the periods indicated and the results of their operations and the changes in their consolidated cash flows, subject to year-end audit adjustments, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; the summary and selected financial and statistical data included in the Prospectus present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements of the Company, except as otherwise stated therein; and Deloitte & Touche LLP, who is reporting upon the audited consolidated financial statements of the Company and its consolidated subsidiaries (each a “Subsidiary,” and collectively, the “Subsidiaries”), and the related schedules incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as defined in the Securities Act.

(e) Since the respective dates as of which information is given in the Prospectus, except as disclosed therein, there has not been (A) any material change in the Company’s issued capital stock, warrants or options except pursuant to the terms of the instruments governing the same or pursuant to the exercise of such options or warrants, or the issuance of certain options or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, the management, business, prospects, financial position, stockholder’s equity or results of operations, of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change”).  Since the respective dates as of which information is given in the Prospectus, except as disclosed therein, (i) there have been no transactions entered into by the Company or by any of the Subsidiaries, including those entered into in the ordinary course of business, which are material to the Company and the Subsidiaries taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for quarterly dividends in accordance with the Company’s past practice.

(f) The Company and each Subsidiary has been duly incorporated under the laws of its jurisdiction of incorporation; is validly existing in good standing under the laws of its jurisdiction of incorporation; with power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Prospectus; and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholder’s equity or results of operations of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g) The Company has an authorized capitalization as set forth in the Prospectus, and except as described in the Prospectus, the Company owns, directly or indirectly, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by the Securities Act and the various state securities laws), all of the outstanding capital stock of each Subsidiary of the Company.  All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable.

(h) Each of the Company and the Guarantor has the requisite power and authority to execute and deliver, as applicable, this Agreement, the Securities, the Guarantee, the Indenture (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i) On the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act.  The Indenture (including the Guarantee set therein) has been duly and validly authorized by the Company and the Guarantor and, when executed and delivered by the Company and the Guarantor (assuming due authorization, execution and delivery thereof by the Trustee), the Indenture will constitute a legal, valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus.

(j) The Securities and the Guarantee have been duly and validly authorized by the Company and the Guarantor, respectively, for issuance and when executed by the Company and the Guarantor, respectively, and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms hereof, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, entitled to the benefits provided by the Indenture and enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(k) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(l) Each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus.

(m) Neither the Company nor any of the Subsidiaries (i) is in violation of its Certificate of Incorporation or By-Laws (and in the case of the Company’s non-material Subsidiaries only, in any material respect) or (ii) is in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their properties or assets may be subject, except, in the case of this clause (ii), for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(n) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of all of the provisions of its obligations under, the Transaction Documents and the consummation by the Company and the Guarantor of the transactions herein and therein contemplated and as set forth in the Prospectus, (i) have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor, (ii) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of the Company and the Guarantor and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Subsidiary under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties or assets, except, with respect to clause (iii), any violation, conflict, or breach which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Except as described in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of the Company or the Guarantor, threatened against or affecting the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Prospectus or the Indenture; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best knowledge of the Company or the Guarantor, threatened against or affecting the Company or any of the Subsidiaries that would be required to be described in the Registration Statement that is not described in the Prospectus.

(p) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder (collectively, the “Sarbanes-Oxley Act”).

(q) The Company, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) Except as described in the Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by, to the best knowledge of the Company or the Guarantor, the Company and each of its Subsidiaries or any other entity (including any predecessor) for whose acts or omissions each of the Company and its Subsidiaries is or could reasonably be expected to be liable, upon any of the property now or previously owned or leased by the Company and each of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Prospectus, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(s) The Company and each of its Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, except for such licenses, franchises, permits, authorizations, approvals and orders the failure to obtain which will not, individually or in the aggregate, have a Material Adverse Effect.

(t) The Company and each of its Subsidiaries is conducting business in compliance with all applicable statutes, rules, regulations, standards, guides and orders administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not have a Material Adverse Effect.

(u) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or to the extent the failure to have such title or the existence of such liens, encumbrances or defects would not reasonably be expected to have a Material Adverse Effect.

(v) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

4.  Further Agreements of the Company and the Guarantor.  Each of the Company and the Guarantor covenants and agrees with each Underwriter that:

(a) The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as they may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

(c) Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) The Company will file promptly all reports and any definitive proxy or information required to be filed by the Company with the Commission pursuant to the Exchange Act during the Prospectus Delivery Period and advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(f) The Company will qualify the Securities and the Guarantee for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities and the Guarantee; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year (other than (i) the Securities and (ii) any debt securities issued in connection with (A) sale and lease-back transactions, (B) asset-backed securitizations and (C) the Company’s Mexican finance subsidiaries) without the prior written consent of the Representatives.

(i) The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading “Use of proceeds”.

(j) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities in contravention of the Exchange Act.

5.  Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company in all material respects of its covenants and other obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests by the Commission for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date as if made on the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any other debt securities or preferred stock of or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e) The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(b) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP, shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(h) Robert A. Boardman, Esq., shall have furnished to the Representatives his written opinion, as General Counsel of the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i) The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.  Indemnification and Contribution.

(a) The Company and the Guarantor shall, jointly and severally, indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein; provided, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor and each of their respective officers or directors who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantor or any of their respective directors or officers who signed the Registration Statement and any control persons of the Company or the Guarantor shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses)

received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.  Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

8.  Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

9.  Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor, jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “roadshow” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters (other than defaulting Underwriters pursuant to Section 8 herein) for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

10. Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

11. Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

12. Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

13. Miscellaneous.  (a)  Authority of the Representative.  Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. or shall be binding upon the Underwriters.

(b) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017; Attention:  Benjamin D. Ben-Attar (telecopier no.:  (212) 270-0994).  Notices to the Company or Guarantor shall be given to it at 4201 Winfield Road, Warrenville, Illinois 60555, (telecopier no.:  (312) 836-2305); Attention:  Treasurer and Controller, with a copy to the General Counsel of the Company at the same address.

(c) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by telecopier), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NAVISTAR INTERNATIONAL CORPORATION

		By:	/s/	Terry M. Endsley
			Name:	Terry M. Endsley
			Title:	Vice President and Treasurer

INTERNATIONAL TRUCK & ENGINE
CORPORATION

		By:	/s/	Terry M. Endsley
			Name:	Terry M. Endsley
			Title:	Vice President and Treasurer

Accepted: May 26, 2004

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Benjamin Benattar
Authorized Signatory

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$102,307,500

Credit Suisse First Boston LLC	61,537,500

Bank of America Securities LLC	22,585,000

Citigroup Global Markets, Inc.	22,585,000

Scotia Capital (USA) Inc.	22,525,000

BNY Capital Markets, Inc.	9,230,000

RBC Capital Markets Corporation	9,230,000

Total	$250,000,000